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                                                                   Exhibit 10.27

                                                                    Attachment 1

                                                                  PRIVILEGED AND
                                                                    CONFIDENTIAL











                       EXIDE TECHNOLOGIES, ET AL., DEBTORS

                          INCOME PROTECTION POLICY PLAN

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                                                                  PRIVILEGED AND
                                                                    CONFIDENTIAL

                       EXIDE TECHNOLOGIES, ET AL., DEBTORS
                          INCOME PROTECTION POLICY PLAN

          I.     APPLICABILITY

                 The Exide Technologies, et al., Debtors, Income Protection Policy Plan (the "Plan") applies to eligible salaried employees of Exide Technologies, Exide Delaware, L.L.C., Exide Illinois, Inc. and RBD Liquidation, L.L.C. (collectively, the "Debtors") on and after April 15, 2002 (the "Petition Date").

          II.    PURPOSE

                 The purpose of this Plan is to memorialize the terms of the Post Separation Income Protection Policy for Salaried Employees, a copy of which is attached hereto and incorporated herein (the "Policy"), as modified or amended by this Plan, as it relates to eligible employees of the Debtors. Except as specifically provided herein, and except with respect to the eligible employees of the Debtors, this Plan does not modify or amend the Policy in any respect.

          III.   ELIGIBILITY

                 Eligibility is determined by the Policy, as amended by this Plan. Eligible employees are designated into three categories:

                 A. Category A Employees: Chief Executive Officer; Chief Financial Officer; each President of a Global Business Unit; General Counsel; Executive Vice President Human Resources; and Senior Vice President Global Manufacturing and Engineering.

                 Solely with respect to the Category A Employees, the following additional eligibility conditions shall apply:

                       1. In the event of a vacancy in any of the Category A positions as of or after the Petition Date, the Board of Directors (in the case of the Chief Executive Officer) or the Chief Executive Officer (in the case of the other Category A positions) shall have the authority to confer Category A eligibility upon any salaried employee named to such position ("Designee") on the following terms and subject to the following limitations:

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                                                                  PRIVILEGED AND
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                             a.    If the termination of the predecessor in such
                                   position was not a Qualified Termination, or if such termination did not result in Income Protection Benefits and Other Benefits being provided to such predecessor, or if the position was vacant as of the Petition Date, then Category A eligibility may be conferred on the Designee in the sole discretion of the Board of Directors or the Chief Executive Officer, as the case may be.

                             b. If the termination of the predecessor in such position was a Qualified Termination, and if such termination resulted in Income Protection Benefits and Other Benefits being provided to such predecessor, then Category A eligibility may be conferred on the Designee only with the consent of the Official Committee of Unsecured Creditors and the Steering Committee of the Prepetition Secured Creditors, or as otherwise authorized by the Bankruptcy Court.

                       2. For purposes of this Plan, the positions of Chief Financial Officer, General Counsel and Executive Vice President Human Resources shall be deemed as though such positions were vacant as of the Petition Date.

                 B. Category B Employees: John Bondy; Stephen Ellis; Michael Greenlee; Ian Harvie; Kevin Jenkins; Joseph Jergl; Richard Johnson; George McPherson; Tom O'Neill; Keith Schmid; Heidi Skillman; Randy Suida; John Van Zile; and William Wallace.

                 C. Class C Employees: all salaried employees of the Debtors, other than Category A and B Employees, eligible for income protection benefits under the terms of the Policy.

                 This Plan and the Policy shall not cover employees of AlixPartners (formerly known as Jay Alix & Associates) or any of its affiliates, or any persons retained by the Debtors pursuant to 11 U.S.C. (S)(S) 327(a) or (e).

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                 Upon receipt of all necessary approvals from the U.S.
                 Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), the implementation of this Plan and the Policy shall be retroactive to the Petition Date with respect to employees of the Debtors, and the Debtors shall have authority to make such payments and offer such benefits to any employees of the Debtors as if this Plan and the Policy had been in effect and approved by the Bankruptcy Court on the Petition Date.

          IV.    DEFINITIONS

                 A. "Benefits Period" means (1) with respect to Craig Muhlhauser, three years, and (2) with respect to each other Category A Employee, two years.

                 B. "Cause" means (1) the willful and continued failure of the employee to substantially perform the employee's duties (other than any such failure resulting from the employee's incapacity due to physical or mental illness),
                       (2) the willful engaging by the employee in conduct which is demonstrably and materially injurious to the Debtors or its affiliates, monetarily or otherwise, or (3) the failure of the employee to follow any policy of the Debtors as written or at the direction of the Chief Executive Officer.

                 C. "Constructive Termination" means, following a Sale Transaction, either (1) the employee is not offered a position with the acquirer or surviving entity having substantially similar responsibilities and substantially similar remuneration and benefits, or (2) the employee is offered employment with the acquirer or surviving entity at a principal work location that would require a commute of at least 50 miles greater than the commute of such employee to his or her principal work location prior to the Sale Transaction.

                 D. "Disability" means, with respect to a particular employee, the inability to perform the responsibilities of the particular employee's job due to physical or mental illness or accident.

                 E. "Good Reason" means, with respect to a particular employee, (1) the assignment to the employee of any duties inconsistent with the employee's status as a senior executive officer or a substantial adverse alteration in the nature or status of the

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                       employee's responsibilities, (2) a reduction in the
                       employee's annual base salary, (3) the relocation of the employee's principal place of business to a location that would require a commute of at least 50 miles greater than the commute of such employee prior to such relocation,
                       (4) the failure of the Debtors to pay any portion of the employee's salary, compensation or benefits within seven days of the date such payment is due, or (5) a substantial adverse alteration in the benefits provided to the employee under any pension, savings, life insurance, medical, health and accident, disability or other plan, except for changes affecting all similarly situated employees.

                 F. "Muhlhauser Amended Contract" means that certain Executive Employment Agreement by and between Exide Technologies and Craig Muhlhauser, as amended and assumed on June 14, 2002.

                 G. "Qualified Termination" means, with respect to a particular employee, the employee's involuntary termination other than for Cause, the Constructive Termination of the employee, or the termination of the employee due to Disability.

                 H. "Sale Transaction" means, with respect to a particular employee, any sale, merger or consolidation of all or substantially all of any of the Debtors' assets, or any division, subsidiary or unit or part of the Debtors in which the employee is employed or has principal responsibilities.

                 I.    "Termination Date" means the date of a Qualified
                       Termination.

          V.     IMPLEMENTATION

                 A.    Category A Employees

                       1.    Income Protection Benefits

                             a. The Policy shall govern the payment of income protection benefits ("Income Protection Benefits") with respect to Category A Employees, except as provided herein.

                             b.    In addition to any other eligibility
                                   condition giving rise to payments under the Policy, Income

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                                   Protection Benefits for Category A Employees
                                   shall be available in the event of a
                                   Qualified Termination.

                             c. Notwithstanding anything in the Policy to the contrary, the Income Protection Benefits period for Category A Employees shall be the Benefits Period.

                             d. Notwithstanding anything in the Policy to the contrary, the Income Protection Benefits amount for each Category A Employee shall include such employee's target annual bonus pursuant to any annual bonus or incentive plan maintained by the Debtors in respect of the fiscal year in which the Termination Date occurs.

                       2.    Other Benefits

                             a. In the event of a Qualified Termination of a Category A Employee, for the Benefits Period, the Debtors shall pay or provide such employee and his or her dependants life, disability, accident and health insurance, and other benefits (the "Welfare Benefits") substantially similar to those provided to the employee and his or her dependants immediately prior to the Termination Date, and at no greater cost to such employee than the cost to the employee immediately prior to the Termination Date.

                             b. In the event of a Qualified Termination of a Category A Employee, in addition to the retirement benefits such employee is entitled to under each Defined Benefit Pension Plan or any successor plan thereto, the Debtors shall pay the employee a lump sum amount (the "DB Plan Benefits"), in cash, equal to the excess of (i) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the date that is the

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                                   Termination Date plus the Benefits Period) as
                                   of which the actuarial equivalent of such annuity is greatest) which the employee would have accrued under the terms of all Defined Benefit Pension Plans (without regard to any amendment which adversely affects in any manner the computation of retirement benefits thereunder), determined as if the employee were fully vested thereunder and had accumulated (after the Termination Date) the Benefits Period of service credit thereunder and had been credited under each Defined Benefit Pension Plan during such period with compensation equal to the employee's compensation (as defined in such Defined Benefit Pension Plan) during the twelve (12) months immediately preceding the Termination Date or, if higher, during the twelve months immediately prior to the first occurrence of an event or circumstance constituting Good Reason, over (ii) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the Termination
                                   Date) as of which the actuarial equivalent of such annuity is greatest) which the employee had accrued pursuant to the provisions of the Defined Benefit Pension Plans as of the Termination Date. For purposes of this provision, "actuarial equivalent" shall be determined using the same assumptions utilized under the Exide Retirement Income Security Plan immediately prior to the Termination Date, or, if more favorable to the Executive, immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

                             c. In the event of a Qualified Termination of a Category A Employee, in addition to the benefits to which the employee is entitled under each Defined Contribution Pension Plan or any

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                                   successor plan thereto, the Debtors shall pay
                                   the employee a lump sum amount (the "DC Plan
                                   Benefits"), in cash, equal to the sum of (i) the amount that would have been contributed thereto by the Debtors on the employee's behalf during the period of time equal to the Termination Date plus the Benefits Period, determined (x) as if the employee made the maximum permissible contributions thereto during such period, (y) as if the employee earned compensation during such period at a rate equal to the employee's compensation (as defined in the Defined Contribution Pension
                                   Plan) during the twelve (12) moths
                                   immediately preceding the Termination Date or, if higher, during the twelve months immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (z) without regard to any amendment which adversely affects in any manner the computation of benefits thereunder, and (ii) in excess, if any, of
                                   (x) the employee's account balance under the Defined Contribution Pension Plan as of the Termination Date over (y) the portion of such account balance that is nonforfeitable under the terms of the Defined Contribution Pension Plan.

                             d. In the event of a Qualified Termination of a Category A Employee, the Debtors shall provide the employee with (i) outplacement services suitable to the employee's position for the Benefits Period or, if earlier, until the first acceptance by the employee of an offer of employment, and (ii) individual tax and financial counsel for a period of one (1) year (together, the "Miscellaneous Benefits").

                             e. The Welfare Benefits, the DB Plan Benefits, the DC Plan Benefits and the Miscellaneous Benefits are collectively referred to herein as the "Other Benefits."

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                       3.    Additional Conditions

                             a.    In order to receive Income Protection
                                   Benefits and Other Benefits as set forth in this Plan and the Policy, each Category A Employee will be required to execute a stipulation and release, in form and substance satisfactory to the Debtors, (i) consenting to the rejection by the Debtors of the employee's Change in Control Agreement (if any) and employment contract (if any),
                                   (ii) releasing all claims against the Debtors arising from the employee's Change in Control Agreement (if any) and employment contract (if any); provided, however, that that foregoing shall not apply to the Muhlhauser Amended Contract.

                             b. Notwithstanding anything in the Policy to the contrary, a Category A Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Plan or the Policy by seeking other employment; provided, however, that (i) any Income Protection Benefit payments to such employee shall be reduced (if at all) by the amount of any compensation the employee becomes entitled to receive from any entity to which the employee provides services on or after the Termination Date, and (ii) any Other Benefits available to such employee shall be reduced (if at all) by any comparable benefits that the employee becomes entitled to receive from any entity to which the employee provides services on or after the Termination Date.

                             c.    In order to receive Income Protection
                                   Benefits and Other Benefits as set forth in this Plan and the Policy following a Constructive Termination, the Category A Employee must remain in the employment of the Debtors until consummation of the Sale Transaction (or until termination for Disability, if earlier).

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                             d.    In the event that any of the Income
                                   Protection Benefits or Other Benefits are subject to any excise tax, the Debtors shall pay the Category A Employee an additional amount such that the net amount realized by such employee (after income and employment taxes) is equal to the amount such employee would have realized (after income and employment taxes) had such payment not been subject to any excise tax.

                             e. In the event of the resignation of a Category A Employee for Good Reason that is not a Qualified Termination, such employee shall be treated for all purposes under this Plan and the Policy as a Category B Employee.

                             f. In the event that Craig Muhlhauser becomes entitled to receive duplicative payments or benefits under both this Plan and the Muhlhauser Amended Contract, notwithstanding anything in the Muhlhauser Amended Contract to contrary, (i) he shall receive only the more favorable payment or benefit to him, and
                                   (ii) if such payments or benefits are
                                   equivalent, the applicable payment or benefit shall be deemed to be provided under the Muhlhauser Amended Contract.

                             g. Except as specifically provided herein, this Plan does not modify, alter or amend any other compensation, welfare, health or severance benefit that any Category A Employee is otherwise entitled to receive.

                 B.    Category B Employees

                       1. The Policy shall govern the payment of Income Protection Benefits with respect to Category B Employees, except as provided herein.

                       2. Notwithstanding anything in the Policy to the contrary, the Income Protection Benefits period for Category B Employees shall be two years.

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                       3.    Except as specifically provided herein, this Plan
                             does not modify, alter or amend any other compensation, welfare, health or severance benefit that any Category B Employee is otherwise entitled to receive.

                 C.    Category C Employees

                       1. The Policy shall govern the payment of Income Protection Benefits with respect to Category C Employees.

                       2. Except as specifically provided herein, this Plan does not modify, alter or amend any other compensation, welfare, health or severance benefit that any Category C Employee is otherwise entitled to receive.

          VI.    ADMINISTRATION

                 A. This Plan shall be administered by the Chief Executive Officer of Exide Technologies. The term "Plan Administrator" shall refer to the Chief Executive Officer of Exide Technologies or his designee. If the position of the Chief Executive Officer or his designee is vacant, an acting administrator shall be appointed by the Board of Directors.

                 B. There is no requirement that the amount of any award for any eligible employee be uniform as to particular individuals or as to one or more classes of eligible employees or participants.

                 C. Subject to the express provisions of this Plan and the Policy, the Plan Administrator shall have authority to interpret the Plan and the Policy and to make all other determinations deemed necessary or advisable for the administration of the Plan and the Policy. All determinations and interpretations of the Plan Administrator shall be final, binding and conclusive as to all persons.

                 D. The Plan Administrator shall not be personally liable by reason of any action taken in his capacity as Plan Administrator nor for any mistake of judgment made in good faith, and the Debtors shall indemnify and hold harmless each employee, officer or director of the Debtors, including the Plan Administrator, to whom any duty or power relating to the administration or

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                       interpretation of the Plan or the Policy may be allocated
                       or delegated, against any reasonable cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan or the Policy unless arising out of such persons own fraud or bad faith.

          VII.   APPLICABLE LAW

                 This Plan and all action taken under it shall be governed as to validity, construction, interpretation and administration by the laws of the State of New Jersey and applicable federal law.

          VIII.  AMENDMENT OR TERMINATION

                 The Board of Directors of Exide Technologies may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that during the pendency of the Debtors' Chapter 11 proceedings, no amendment may be made which increases the amount of benefits payable to any participant without the consent of the Official Committee of Unsecured Creditors and the Steering Committee of the Prepetition Secured Creditors, or as otherwise authorized by the Bankruptcy Court.

          IX.    MISCELLANEOUS

                 The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

          X.     EFFECTIVE DATE

                 The Plan shall become effective upon, and shall be subject to, issuance of an order or orders by the Bankruptcy Court, upon notice and hearing, approving the Plan or any portion thereof, such effectiveness retroactive to the Petition Date.

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By:    ______________________________
       Chief Executive Officer

Date:  ______________________________

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